Exhibit 99.1

FOR IMMEDIATE RELEASE	April 5, 2012

Contact: Susan M. Jordan
732-577-9997

UMH Properties, Inc. Prices Offering of
1,000,000 Shares of Series A Cumulative Redeemable Preferred Stock

FREEHOLD, N.J.  – April 5, 2012 – On April 4, 2012, UMH Properties, Inc. (NYSE: UMH) (the “Company”) completed the pricing of an underwritten public offering of 1,000,000 shares of its 8.25% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) at an offering price of $25.292 per share.  In addition, the Company has granted the underwriters a 30-day over-allotment option to purchase up to an additional 150,000 shares of Series A Preferred Stock.  The shares of Series A Preferred Stock being offered will form a single series with, will have the same terms as, and will vote as a single class with, the Company’s outstanding Series A Preferred Stock, of which 1,338,800 shares are currently outstanding.  The Series A Preferred Stock has a $25 liquidation value per share.

The Company expects to receive net proceeds from the offering before expenses of approximately $24,500,000 and expects to close the transaction on or about April 10, 2012.  The Company intends to use the net proceeds from the offering to purchase additional properties in the ordinary course of business, including its pending acquisition, and for other general corporate purposes, including possible repayment of indebtedness.

The sole bookrunning manager for the offering was J.P. Morgan Securities LLC. Senior co-manager for the offering was BMO Capital Markets Corp.  Co-managers for the offering were CSCA Capital Advisors LLC and Crowell, Weedon & Co.

UMH, a publicly-owned REIT, owns and operates forty-one manufactured home communities located in New Jersey, New York, Ohio, Pennsylvania, Tennessee and Indiana.  In addition, the Company owns a portfolio of REIT securities.

The Series A Preferred Stock was issued pursuant to a prospectus supplement and accompanying prospectus under a shelf registration statement filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale or offer to buy these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.  Any offer of the securities will be made only by means of a prospectus, forming part of the effective registration statement, the applicable preliminary prospectus supplement and other related documents.  Copies of the prospectus supplement and accompanying prospectus can be obtained by contacting: J.P. Morgan Securities, LLC, 383 Madison Avenue, New York, New York 10017, by phone at 212-834-4533, or by fax at 212-834-6081.  You may also obtain a copy of the prospectus and the prospectus supplement, subject to completion, and other documents the Company has filed with the Securities and Exchange Commission for free by visiting the Commission’s web site at http://www.sec.gov.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved.  These risks include, among others, changes in the general economic climate, increased competition in the geographic areas in which the Company operates, changes in government laws and regulations and the ability of the Company to continue to identify, negotiate and acquire properties on terms favorable to the Company.  Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company’s SEC filings, including, but not limited to, Item 1A. Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as amended.  Copies of each filing may be obtained from the Company or the SEC.  Consequently, such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates.  Actual operating results may differ materially from what is expressed or forecast in this press release. Except as otherwise required by applicable securities law, the Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

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